                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   October 23, 2001
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                              PRI AUTOMATION, INC.
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             (Exact name of registrant as specified in its charter)


       MASSACHUSETTS                  000-24934                  04-2495703
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(State or other jurisdiction)        (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


805 MIDDLESEX TURNPIKE, BILLERICA, MA                              01821
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (978) 670-4270
                                                    ----------------------------




                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  OTHER EVENTS.

     On October 23, 2001, we entered into an Agreement and Plan of Merger with Brooks Automation, Inc., a Delaware corporation, and its wholly owned subsidiary Pontiac Acquisition Corp., a Massachusetts corporation. Following the merger, we will become a wholly owned subsidiary of Brooks. Under the merger agreement, holders of our common stock will receive 0.52 shares of Brooks common stock for each share of our common stock outstanding at the time of the merger.

     Brooks is a leading supplier of integrated automation solutions for the global semiconductor, data storage and flat panel display manufacturing industries.

     The merger, which is expected to close in the first calendar quarter of 2002, is subject to certain conditions, including regulatory approvals, the approval of the merger by our stockholders, and the approval by Brooks' stockholders of the issuance of Brooks common stock in the merger.

     In addition, our directors and certain executive officers as well as Brooks' directors and certain executive officers have entered into voting agreements, agreeing to vote in favor of all actions related to the merger. We have agreed not to solicit alternative takeover proposals. Upon the termination of the merger agreement following the occurrence of certain events listed in the merger agreement, we will pay Brooks a termination fee of $14,000,000.

     Subject to the approval of Brooks' stockholders, upon consummation of the merger, Brooks will change its name to Brooks-PRI Automation, Inc., its board of directors will be increased from five to seven, and Mitchell G. Tyson, our president and chief executive officer, and one other designee of ours will be elected to fill the two new director positions.

     The merger is intended to qualify as a tax-free reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase transaction.

     We and Brooks have both amended our respective stockholder rights plans to provide that the plans will not apply to the merger.

     This description of the merger agreement and the related transactions is not complete and is qualified in its entirety by reference to the merger agreement filed as Exhibit 2.1 and incorporated by reference.

     The joint press release we issued with Brooks announcing the merger agreement is attached as Exhibit 99.1 and is incorporated by reference.


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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

    NUMBER                               TITLE
    ------                               -----

     2.1 Agreement and Plan of Merger dated as of October 23, 2001, by and among Brooks Automation, Inc., PRI Automation, Inc. and Pontiac Acquisition Corp.

    99.1 Press Release dated October 24, 2001, entitled "Brooks and PRI to Merge, Creating Semiconductor Industry's Leading Supplier of Automation Systems, Software and Services."



                                      -3-


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             PRI AUTOMATION, INC.


Dated:  October 26, 2001                     By: /s/  Cosmo S. Trapani
                                                --------------------------------
                                                Cosmo S. Trapani
                                                Chief Financial Officer

                                  EXHIBIT INDEX

        NUMBER                              TITLE
        ------                              -----
         2.1 Agreement and Plan of Merger dated as of October 23, 2001, by and among Brooks Automation, Inc., PRI Automation, Inc. and Pontiac Acquisition Corp.

         99.1 Press Release dated October 24, 2001, entitled "Brooks and PRI to Merge, Creating Semiconductor Industry's Leading Supplier of Automation Systems, Software and Services."





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